Exhibit 99

News Release

	CCNE	Contact:	Joseph Bower
[LOGO]	NASDAQ		Treasurer
	LISTED		(814) 765-9621

CNB FINANCIAL ANNOUNCES SECOND QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA—May 13, 2003

The Board of Directors of CNB Financial Corporation has announced the declaration of a 28 cents per share quarterly dividend payable on June 16, 2003 to shareholders of record on June 6, 2003.

CNB Financial Corporation is a $680 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbols for this security is CCNE.

County National Bank’s website is www.bankcnb.com.